UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2009 (July 17, 2009)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485
Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 17, 2009, pursuant to a Purchase and Sale Agreement  (the “Purchase Agreement”), Vanguard Natural Resources, LLC (the “Company”), and its wholly-owned subsidiary Vanguard Permian, LLC (“Vanguard Permian”), agreed to acquire certain producing natural gas and oil from Segundo Navarro Drilling, Ltd., an affiliate of the Lewis Energy Group (“Lewis”), in South Texas (the  “Purchased Assets”) for approximately $52.25 million (the “Acquisition”) and paid to Lewis a non-refundable deposit of $2,612,500. This transaction is scheduled to close in the third quarter of 2009 and is subject to customary closing conditions and purchase price adjustments.  The Company is evaluating options for financing this acquisition.

The Purchased Assets have total estimated proved reserves of 27 Bcfe as of July 1, 2009, of which approximately 94% is natural gas and 74% is proved developed.  Lewis will continue to operate all of the wells acquired in this transaction.  Based on the current net daily production of approximately 5,000 Mcfe, the properties have a reserve to production ratio of approximately 15 years.

At the closing, the Company will assume natural gas puts and swaps based on Nymex pricing for approximately 67% of the estimated gas production from existing producing wells for the period beginning August of 2009 through 2010.  In addition, concurrent with the execution of the purchase and sale agreement, the Company entered into a costless collar for certain volumes in 2010 and a series of costless collars for a substantial portion of the expected gas production for 2011 at a total cost to the Company of $3.1 million which was financed through deferred premiums.  Inclusive of the hedges added, approximately 90% of the estimated gas production from existing producing wells is hedged through 2011.  A schedule of the hedges acquired and added in this transaction is shown below.

Hedging Schedule:

Contract Period	Volume (MMBtu)	Price
Put and Swap Agreements Assumed:
August – December 2009	765,000	$8.00
January – December 2010	949,000	$7.50
Collars Added:
January – December 2010	693,500	$7.50 - $8.50
January – December 2011	1,569500	$7.25 - $8.25	(1)

(1)	Weighted average pricing.

The parties have made customary representations, warranties, covenants and agreements in the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 7.01  Regulation FD Material.

On July 21, 2009, the Company issued a press release announcing the execution and delivery of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Purchase and Sale Agreement, dated July 17, 2009 among Vanguard Permian, LLC, Vanguard Natural Resources, LLC, and Segundo Navarro Drilling, Ltd.

Exhibit 99.1	Press Release dated July 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
July 21, 2009

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 10.1	Purchase and Sale Agreement, dated July 17, 2009 among Vanguard Permian, LLC, Vanguard Natural Resources, LLC, and Segundo Navarro Drilling, Ltd.

Exhibit 99.1	Press Release dated July 21, 2009